Exhibit 23

KPMG LLP Bay Adelaide Centre Suite 4600 333 Bay Street Toronto ON M5H 2S5	Telephone (416) 777-8500 Fax (416) 777-8818 www.kpmg.ca

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Canadian Derivatives Clearing Corporation

We consent to the use of our audit report dated January 31, 2014, on the financial statements of Canadian Derivatives Clearing Corporation, which comprise the balance sheets as of December 31, 2013 and December 31, 2012, and the related statements of income, comprehensive income, changes in equity and cash flows for each of the years in the three-year period ended December 31, 2013, in the Post-Effective Amendment No. 2 to the Registration Statement on Form S-20 (File No. 333-184288) and to the references to our firm under the heading "Experts" in the Post-Effective Amendment No. 2 to the Registration Statement on Form S-20 (File No. 333-184288) and in the prospectus contained therein.

/s/ KPMG LLP
Chartered Professional Accountants, Licensed Public Accountants

March 28, 2014
Toronto, Canada

KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative ("KPMG International"), a Swiss entity.
KPMG Canada provides services to KPMG LLP.